Exhibit 5.1

August 23, 2023

Heron Therapeutics, Inc.

4242 Campus Point Court, Suite 200

San Diego, California 92121

Re:	Heron Therapeutics, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Heron Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to (i) 20,734,917 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (ii) 1,162,891 shares (the “Pre-Funded Warrant Shares”) of Common Stock that are issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were acquired by the Selling Stockholders in connection with a July 25, 2023 private placement transaction.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, the Pre-Funded Warrants and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable and (ii) the Pre-Funded Warrant Shares, when issued by the Company against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP